As filed with the Securities and Exchange Commission on May 12, 2008.
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0577130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)
THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN
(as amended and restated as of February 5, 2008)
(Full title of the plan)
Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)
(330) 438-3000
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, without par value	7,000,000 shares	$36.64	$256,480,000	$10,080.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, without par value (“Common Shares”), of The Timken Company (the “Registrant”) as may become issuable pursuant to the anti-dilution provisions of The Timken Company Long-Term Incentive Plan (as amended and restated as of February 5, 2008) (the “Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 7, 2008, within five business days prior to filing.

PART II
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(A)
EX-24

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-114647 filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2004, Registration Statement No. 333-86452 filed with the Commission on April 17, 2002, Registration Statement No. 333-35154 filed with the Commission on April 19, 2000 and Registration Statement No. 333-02553 filed with the Commission on April 16, 1996 are incorporated herein by reference. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 7,000,000 Common Shares under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
     The legality of the Common Shares being offered by this Registration Statement has been passed upon for the Registrant by Mr. Scott A. Scherff. Mr. Scherff is the Corporate Secretary and Assistant General Counsel of the Registrant. As of May 9, 2008, Mr. Scherff held 16,201 Deferred Shares, Deferred Dividend Shares and Restricted Shares under the Plan and had been granted options to purchase another 15,570 Common Shares.
Item 8. Exhibits.
     The following Exhibits are being filed as part of this Registration Statement:

4	(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4	(b)
Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4	(c)
The Timken Company Long-Term Incentive Plan (as amended and restated as of February 5, 2008) (filed as Appendix B to the Registrant’s Definitive Proxy Statement filed with the Commission on March 18, 2008 (File No. 1-1169) and incorporated herein by reference).

5		Opinion of Counsel.

23	(a)	Consent of Independent Registered Public Accounting Firm.

23	(b)	Consent of Counsel (included in Exhibit 5).

24		Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 12th day of May 2008.

THE TIMKEN COMPANY
By:	/s/Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James W. Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2008

* Glenn A. Eisenberg	Executive Vice President — Finance and Administration (Principal Financial Officer)	May 12, 2008

* J. Theodore Mihaila	Senior Vice President — Finance and Controller (Principal Accounting Officer)	May 12, 2008

* Philip R. Cox	Director	May 12, 2008

Jerry J. Jasinowski	Director

* John A. Luke, Jr.	Director	May 12, 2008

* Robert W. Mahoney	Director	May 12, 2008

* Joseph W. Ralston	Director	May 12, 2008

* John R. Reilly	Director	May 12, 2008

* Frank C. Sullivan	Director	May 12, 2008

Signature	Title	Date

*
John M. Timken, Jr.	Director	May 12, 2008

* Ward J. Timken	Director	May 12, 2008

* Ward J. Timken, Jr.	Director	May 12, 2008

* Joseph F. Toot, Jr.	Director	May 12, 2008

* Jacqueline F. Woods	Director	May 12, 2008

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Commission as Exhibit 24 to this Registration Statement.

DATED: May 12, 2008	By:	/s/Scott A. Scherff
Scott A. Scherff,
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4(c)	The Timken Company Long-Term Incentive Plan (as amended and restated as of February 5, 2008) (filed as Appendix B to the Registrant’s Definitive Proxy Statement filed with the Commission on March 18, 2008 (File No. 1-1169) and incorporated herein by reference).

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

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